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Exhibit 10.6

CROCS, INC.

STOCK OPTION AGREEMENT

        This Stock Option Agreement (the "Agreement") is attached as Exhibit Ato a Notice of Grant of Stock Option (the "Grant Notice"), pursuant to which Optionee has been informed of the basic terms of the option evidenced thereby. Certain capitalized terms used but not otherwise defined herein have the respective meanings specified in the Grant Notice to which this Agreement relates.

RECITALS

        A.    The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board or the board of directors of any Subsidiary or Affiliate and consultants and other independent advisors in the service of the Company (or any Subsidiary or Affiliate).

        B.    Optionee is to render valuable services to the Company (or a Subsidiary or Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Optionee.

        C.    Those capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in to the Plan.

        NOW, THEREFORE, it is hereby agreed as follows:

        1.    Grant of Option.    The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of shares of Common Stock subject to the option (the "Option Shares") specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 at the Exercise Price.

        2.    Option Term.    This option shall expire at the close of business on the Expiration Date or on the date on which the option shall have been exercised in full in accordance with Section 9 hereof (the "Exercise Date"), unless sooner terminated in accordance with Section 5 or 6 hereof.

        3.    Limited Transferability.

          (a)   This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Section 5, be exercised following Optionee's death.

          (b)   If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

        4.    Dates of Exercise.    This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Section 5 or 6.

        5.    Cessation of Service.    The option term specified in Section 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

          (a)   Should Optionee cease to remain in Service for any reason (other than death, Disability or Cause) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Section 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

          (b)   Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance following Optionee's death or to whom the option is transferred during Optionee's lifetime pursuant to a permitted transfer under Section 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and if Optionee has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

          (c)   Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Section 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

        Note:    Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes a total and permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

          (d)   During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Section 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in one or more Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

          (e)   Should Optionee's Service be terminated for Cause or should Optionee otherwise engage in Cause while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

        6.    Accelerated Vesting.

          (a)   In the event of any Change in Control, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the

  Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares.

          (b)   This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.    Adjustment in Option Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        8.    Stockholder Rights.    The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

        9.    Manner of Exercising Option.

          (a)   In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

              (i)  Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised.

             (ii)  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

              (A)  cash or check made payable to the Company; or

              (B)  a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Section 14.

            (iii)  Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

              (A)  in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

              (B)  to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

            (iv)  Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

             (v)  Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

            (vi)  Make appropriate arrangements with the Company (or Subsidiary or Affiliate employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

          (b)   As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c)   In no event may this option be exercised for any fractional shares.

        10.    REPURCHASE RIGHTS.    ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

        11.    Compliance with Laws and Regulations.

          (a)   The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b)   The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

        12.    Successors and Assigns.    Except to the extent otherwise provided in Sections 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

        13.    Notices.    Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        14.    Financing.    To the extent permitted by applicable law, the Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares (to the extent such Exercise Price is in excess of the par value of those shares) by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

        15.    Construction.    This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

        16.    Governing Law.    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

        17.    Stockholder Approval.    If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

        18.    Additional Terms Applicable to an Incentive Option.    In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

          (a)   This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an employee by reason of Disability.

          (b)   This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Section 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

          (c)   Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

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CROCS, INC. STOCK OPTION AGREEMENT